Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Mountain West Business Solutions, Inc. on Form SB-2 of my report dated September 13, 2007 (included in exhibits to such registration statement) on the financial statements of Mountain West Business Solutions, Inc. as of July 31, 2007 and for the period ended August 31, 2006 (Inception) through July 31, 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 8, 2007